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                                                                 Exhibit 23.2



                         [RP Financial, LC. Letterhead]

                                   May 8, 1998

Board of Directors
Homestead Mutual Holding Company
Ponchatoula Homestead Savings, F.A.
195 North Sixth Street
Ponchatoula, Louisiana  70454

Gentlemen:

      We hereby consent to the use of our firm's name in the Application for Conversion of Homestead Mutual Holding Company, the mutual holding company for Ponchatoula Homestead Savings, F.A., Ponchatoula, Louisiana and any amendments thereto, in the Form SB-2 Registration Statement and any amendments thereto and in the Form H(e)1-S for Homestead Bancorp, Inc. We also hereby consent to the inclusion of, summary of and references to our Appraisal Report and our letter regarding subscription rights in such filings including the Prospectus of Homestead Bancorp, Inc.


                                                Sincerely,


                                                RP FINANCIAL, LC.


                                          By:   /s/ Gregory E. Dunn
                                                -------------------
                                                Gregory E. Dunn
                                                Senior Vice President